EXHIBIT 99
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|X| PLEASE MARK VOTES             REVOCABLE PROXY
    AS IN THIS EXAMPLE        MARKED TREE BANCSHARES,
                                       INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                                 March __, 2003

The undersigned hereby appoints ___________, ___________ and _________, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Marked Tree Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders (the "Special Meeting"), to be held at the main office of Marked Tree Bank, 210 Frisco Street, Marked Tree, Arkansas on ________, March __, 2003 at _:___ _.m., and at any and all adjournments thereof, as follows:

1. The approval of the Agreement and Plan of Merger, dated November 27, 2002, by and between Marked Tree Bancshares, Inc. and Pocahontas Bancorp, Inc.

For  Against  Abstain

|_|    |_|      |_|


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                          AGREEMENT AND PLAN OF MERGER.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. PROVIDED, HOWEVER, IF A PROPOSAL TO ADJOURN THE SPECIAL MEETING IS PROPERLY PRESENTED, A PROXY WILL NOT HAVE DISCRETION TO VOTE IN FAVOR OF THE ADJOURNMENT PROPOSAL ANY SHARES OF COMMON STOCK WHICH HAVE BEEN VOTED AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and
date this proxy in the box below        Date
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Shareholders sign above.                Co-holder (if any) sign above.


                          MARKED TREE BANCSHARES, INC.
                              Marked Tree, Arkansas

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Should the above stockholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above stockholder acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus, dated February __, 2003. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                      SIGN, DATE AND MAIL YOUR PROXY TODAY
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